Exhibit 4(4)

April 13, 2007

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

BRAZIL

Re:	Federative Republic of Brazil
Registration Statement on Schedule B

Ladies and Gentlemen:

I, a duly authorized Acting Deputy Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil (“Brazil”), have reviewed the above-referenced Registration Statement (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”), including the Prospectus constituting a part thereof, the form of the Fiscal Agency Agreement including the forms of Note attached thereto, each as amended by Amendment No. 1 dated as of April 28, 2003, Amendment No. 2 dated as of March 30, 2004 and Amendment No. 3 dated as of June 28, 2004 (the “Fiscal Agency Agreement”) previously filed as part of Brazil’s Registration Statement on Schedule B (Registration No. 333-6682) and made a part of the Registration Statement and the form of the Underwriting Agreement (the “Underwriting Agreement”) previously filed as part of Brazil’s Registration Statement on Schedule B (Registration No. 333-6682) and made a part of the Registration Statement, pursuant to which Brazil is registering certain debt securities and warrants to purchase such debt securities (collectively, the “Securities”).

The issuance of the Securities has been authorized pursuant to Resolution No. 20 dated November 16, 2004 of the Federal Senate of Brazil, enacted pursuant to Article 52 of the Constitution of the Federative Republic of Brazil.

It is my opinion that the Securities have been duly authorized, and when executed and delivered by Brazil and authenticated pursuant to the Fiscal Agency Agreement and delivered to and paid for by the underwriters pursuant to the Underwriting Agreement, the Prospectus (including, without limitation, the applicable Prospectus Supplement and Pricing Supplement) and any amendment or supplement thereto, the Securities will constitute valid and legally binding direct and unconditional obligations of Brazil under the present laws of Brazil.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Validity of the Securities” in the Registration Statement. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Liana do Rêgo Motta Veloso

Liana do Rêgo Motta Veloso
Acting Deputy Attorney General of
the National Treasury of Brazil